Exhibit 10.27

                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT ("Agreement") is made and entered into this 27th day of March 1997 by and between Intelligent Medical Imaging, Inc. ("IMI") and Coulter Corporation ("Coulter").

                                   WITNESSETH

     WHEREAS, IMI and Coulter entered into a Distribution Agreement, effective as of August 25, 1995 and amended January 5, 1996 (the "Distribution Agreement");

     WHEREAS, disagreements arose between IMI and Coulter concerning various provisions of the Distribution Agreement, the continued enforceability of the Distribution Agreement and the parties' respective right to relief, if any;

     WHEREAS, the parties to the Distribution Agreement submitted their disputes to arbitration in an action styled Intelligent Medical Imaging, Inc. vs. Coulter Corporation before the American Arbitration Association, Case No.: 32-181-00400 96 KMG (the "Action");

     WHEREAS, each party has contested, and continues to contest, the allegations and assertions made by the other, and neither party has admitted any liability or wrongdoing with respect to any allegations asserted in the Action;

     WHEREAS, sharply contested issues of both law and fact exist and, absent this Agreement, the parties would have vigorously litigated all such issues in the Action;

     WHEREAS, the costs associated with litigating these contested issues will be substantial, time-consuming and disruptive of the parties' ongoing respective activities and businesses;

     WHEREAS, the parties hereto agree that, in order to avoid the costs, disruption and uncertainty associated with such additional litigation and/or appeals, it would be advantageous to settle the Action on the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby


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acknowledged, the parties hereto agree as follows:

     1. RECITALS. The above recitals are true and correct and are incorporated herein by this reference.

     2. TERMINATION OF THE DISTRIBUTION AGREEMENT. The parties acknowledge that there is a dispute as to the effective date of termination of the Distribution Agreement. For purposes of this Agreement, the Distribution Agreement shall be deemed terminated as of the close of business on March 27, 1997. In connection with said termination, the parties agree to the following:

        A.) STIPULATION OF DISMISSAL AND RELEASES. Upon the execution of this Agreement, the parties shall execute and exchange a joint stipulation of dismissal with prejudice of the Action in the form attached hereto as Exhibit A, and releases in the forms annexed hereto as Exhibits B and C.

        B.) COVENANTS. The mutual covenants relating to intellectual property, warranty, indemnity and liability set forth on Schedule I attached hereto are incorporated herein by eference and shall apply to activities and relations of the parties prior to the date of this Settlement Agreement and thereafter.

        C.) SETTLEMENT COSTS.

            (i)IMI will pay [ * ] as reimbursement for certain of Coulter's costs and expenses incurred in the sale and marketing the Micro21 system and in exchange for the return of 26 of Coulter's used inventory of MICRO21 systems and parts, all of which shall be in good condition, reasonable wear and tear excepted, and shipped at Coulter's expense FOB to IMI's warehouse facility in Palm Beach Gardens, Florida. In addition, IMI will pay Coulter [ * ] for assignment of four (4) certain customer contracts to IMI. Coulter will deliver substantially all of its inventory of Micro21 systems and parts or transfer title of any of such systems placed with customers for evaluation (and assign any evaluation contracts or purchase orders), within 30 days of this Agreement, and the balance of such systems will be delivered promptly thereafter. In addition, spare parts and equipment previously purchased by Coulter from IMI will be returned to IMI and Coulter will be reimbursed for such parts and equipment at original price paid for by Coulter. Payments by IMI of amounts due Coulter hereunder shall be due as follows: thirty days from the date of this Agreement - 50%; and sixty days from the date of this Agreement - 50%.

            (ii) Coulter will promptly purchase from IMI [ * ] current model MICRO21 systems to replace such systems in Japan at a purchase price of [ * ] and Coulter will arrange for pick up from IMI and payment of all shipping costs (i.e. FOB at IMI).

            (iii) IMI's obligation to pay Coulter for the four (4) systems sold by Coulter to four customers in the U.S. is subject to the approval by each customer to the assignment from Coulter to IMI of all applicable customer contracts, leases, and finance agreements. The customer must approve assignment to IMI of the customers' remaining obligations to Coulter, with a novation in favor of Coulter, and assumption by IMI of Coulter's remaining obligations to


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the customers. For each customer contract transferred pursuant to this section,
Coulter will be entitled to pro-rata proceeds through March 31, 1997 and IMI will be entitled to pro-rata proceeds after March 31, 1997, as set forth on
Schedule II attached hereto. In the event any of such customers will not approve of such assignment, then Coulter will retain the relationship with the customers and IMI will not purchase such customer contracts from Coulter.

            (iv) With respect to the MICRO21 system installed for evaluation at Beth Israel Hospital in New York, Coulter and IMI representatives will approach the customer, explain that the Action has been resolved and determine whether the customer would prefer to purchase a MICRO21 system from IMI or from Coulter. In the event the customer wants to purchase the MICRO21 system from IMI, IMI will be free to sell the system at a price to be determined by IMI and the customer and to pursue the relationship without Coulter's involvement. In the event the customer wants to purchase the MICRO21 system from Coulter, IMI agrees to sell a MICRO21 system to Coulter at a one time special discounted transfer price of [ * ]. If Coulter is required to provide a Mircro21 system to Beth Israel under a previously negotiated agreement between Coulter and Beth Israel, the transfer price from IMI to Coulter shall be [ * ].

            (v) It is understood that the [ * ] MICRO21 systems sold in the first quarter of 1997 by IMI to Coulter KK Japan for placement in Japan, outside of the terms of the Distribution Agreement, will not be repurchased by IMI and the customers purchasing such systems in Japan will be serviced by Coulter KK Japan.

            (vi) IMI and Coulter shall immediately reconcile all accounts receivable and other payments due from Coulter to IMI or from IMI to Coulter (including amounts under section 2(B)(iii) as promptly as possible) for expenses, reimbursements, inventory or equipment and such adjustments shall be made to the amount of any payments due from IMI to Coulter under this Section 2(C).

        D.) CUSTOMER SERVICE OBLIGATIONS

            (i) Subject to customer approval, IMI will assume responsibility for customer service and support for MICRO21 systems sold and placed in the U.S. and for MICRO21 systems sold by IMI directly or through distributors other than Coulter or Coulter KK Japan, or any other Coulter affiliate, in any foreign country. Coulter shall retain responsibility for customer service and support for MICRO21 systems purchased by Coulter and sold by Coulter or its affiliates to foreign customers, such as the customers of Coulter KK Japan in Japan.

            (ii) Subject to IMI's consent and approval which shall not be unreasonably withheld, with respect to foreign customer accounts of Coulter, IMI will provide spare parts on consignment to Coulter in accordance with IMI's normal and customary commercial practices and


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IMI will provide technical support, including software and applications support for the installed MICRO21 systems and for new procedures subsequently purchased from IMI. This arrangement shall continue until Coulter and IMI agree to other arrangements. Spare parts will be sold by IMI to Coulter at [ * ]. Initial in field (at a customer's location) technical support will be provided by IMI to Coulter at IMI's cost which shall include non-burdened labor, travel, room, board and miscellaneous out-of-pocket expenses. Initial training at IMI's facilities shall be at no cost. It is understood that IMI does not have an international network of technical support personnel and that most of such support is anticipated to be provided via telephone at a reasonable level at no charge.

            (iii) IMI will sell new procedures for the Micro21 system to Coulter at IMI's average end-user prices less discounts ranging from [ * ]% to [ * ]% based on volume.

            (iv) Subject to Coulter's consent and approval which shall not be unreasonably withheld, in the event IMI or any customer of IMI or any customer of Coulter desires to engage Coulter for service and support in connection with the MICRO21 system, then IMI will subcontract with Coulter for the provision of hardware and installation support services at a price equivalent to [ * ]% off of Coulter's published service price for such support. IMI will provide Coulter with necessary spare parts on consignment in amounts in accordance with IMI's normal and customary commercial practices. Spare parts will be sold by IMI to Coulter at [ * ].

            (v) IMI will provide customer training and neural net training for nonstandard customer stains at Coulter's request at IMI's facility at IMI's normal and customary prices.

            (vi) Any of the foregoing service arrangements will be documented in separate agreements acceptable to IMI, Coulter and the customers, including customary and commercially reasonable provisions and such arrangements will continue until otherwise agreed by the parties.

     E.) NONEXCLUSIVE DISTRIBUTION RIGHTS AND "MOST FAVORED DISTRIBUTOR" RELATIONSHIP.

     It is agreed that Coulter may purchase MICRO21 systems from IMI at prices and volumes to be set and agreed to by IMI, in its sole discretion, (other than those volumes and prices specifically agreed to in this Agreement) for placement with customers worldwide. In addition, to the extent and for so long as IMI sells the MICRO21 system through distributors other than Coulter for resale or lease to end users, then Coulter shall have the following rights as a "most favored distributor," as described in paragraph 2(E)(i) below:


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            (i) Coulter shall have the right to purchase MICRO21 systems from
IMI on the same terms such systems are sold by IMI to other distributors on a country by country basis, including and subject to all of the conditions of such sale transactions such as price, discounts, and quantity. For example, if IMI sells [ * ] MICRO21 systems under terms requiring the purchase of a minimum of [ * ] MICRO21 systems within one year to a distributor for placement in Spain at a transfer price of [ * ] per system, then Coulter will have an opportunity to purchase the same minimum number of systems (and no less) within one year at the transfer price of [ * ] per system for placement in Spain. As another example, if IMI sells a limited number of MICRO21 systems to a distributor at a special discount price for the purpose of "seeding" a market, e.g. [ * ] systems for [ * ] each to a distributor for placement in Germany, then Coulter may also purchase [ * ] systems for [ * ] each for placement in Germany. At Coulter's request, IMI will provide to Coulter reasonable verification of their arrangements with third party distributors on a territory by territory basis. An example of an acceptable method of verification may include use of IMI's outside independent auditors to provide such verification.

            (ii) The foregoing "most favored distributor" right shall terminate in the event IMI terminates the sale and marketing of MICRO21 systems through distributors other than Coulter, but shall be reinstated in the event IMI recommences sales and marketing of the MICRO21 system through other distributors. Notwithstanding the foregoing, the "most favored distributor" right shall terminate and shall not be subject to reinstatement in the event of a sale of all or substantially all of the stock or assets of IMI, or a merger, consolidation, or reorganization of IMI involving a change in control of IMI (collectively a "Change in Control Transaction"). However, at this time no such change of control transaction is under negotiation.

            (iii) If a Change in Control Transaction closes within three years of the date of this Agreement, then (in addition to Coulter's rights under section 2(F) below) Coulter may purchase the following number of then current base MICRO21 systems configured for WBC Diff procedure only for a discount transfer price of [ * ] per system:

 CLOSING DATE OF CHANGE IN CONTROL TRANSACTION     NUMBER OF SYSTEMS PURCHASABLE
----------------------------------------------     -----------------------------

         within year 1                                 [ * ] systems
         within year 2                                 [ * ] systems
         within year 3                                 [ * ] systems


     F.) LIMITED DISCOUNT TRANSFER PRICE TO COULTER FOR UP TO TWENTY ONE
 SYSTEMS.

     IMI agrees to sell to Coulter up to (but no more than) twenty-one (21) MICRO21


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systems, (IMI's then current base Micro21 system at the time of purchase configured for WBC Diff procedure only), for a discount transfer price of [ * ] per system, for placement by Coulter only with end user customers located in foreign countries outside the U.S. This limited discount transfer price shall apply only to MICRO21 systems, if purchased, for sale and installation outside the U.S., and shall in any event expire three years from the date of this Settlement Agreement. However, Coulter shall be under no obligation to purchase and/or sell any of the twenty-one (21) MICRO21 systems referred to herein.

     G.) USE OF NAMES OF COULTER AND IMI. IMI agrees that it will not use Coulter's name or the fact of Coulter's prior association with IMI as its exclusive distributor of the MICRO21 system in any of its present or future marketing. Any sales by Coulter of the MICRO21 systems shall be under the IMI trademark and trade name.

     H.)PUBLIC ANNOUNCEMENTS AND DISCLOSURES. IMI and Coulter shall mutually agree upon the wording of any public announcement, press release or public statement relating to this Settlement Agreement, it being understood that neither party desires disclosure of any of the special limited discount transfer prices granted by IMI to Coulter as part of this Settlement Agreement, and provided that IMI must comply with public disclosure obligations required under securities laws and regulations.

     I.) SOFTWARE LICENSE AGREEMENT. IMI and Coulter will promptly finalize and execute a Software License Agreement, on terms mutually acceptable, providing for acknowledgment of IMI's sole proprietary interest and right and title to the software developed and utilized by IMI in connection with the MICRO21 system and the licensing of such software (at no additional compensation) by IMI to Coulter solely for purposes of Coulter's resales or lease of MICRO21 systems. The Software License Agreement will provide for the terms of shrink-wrap software licenses from IMI, or Coulter pursuant to a sublicense, to the customers who purchase or lease a MICRO21 system.

     3. NON-DISPARAGEMENT. The parties shall refrain from making any written or oral statement or taking any action, directly or indirectly, which they know or reasonably should know to be disparaging or negative concerning the other. The parties also shall refrain from suggesting to anyone that any written or oral statements be made which they know or reasonably should know to be disparaging or negative concerning the other, or from urging or influencing any person to make any such statements. However, this section shall not apply to any judicial, self regulatory organization, arbitral or administrative proceeding in which IMI or Coulter is a party or has been subpoenaed to testify under oath.

     4. CORPORATE AUTHORIZATION. It is a material and essential condition of this Agreement that each party represents that their respective undersigned officer has the requisite corporate


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authority  to  enter  into  this Agreement.

     5. LIMITATIONS ON USE AND SCOPE OF SETTLEMENT AGREEMENT. If for any reason this Agreement does not become final, this entire document and anything said or done as part of the negotiations leading thereto, shall be null and void and shall not be used or admitted in any action or proceeding for any purpose whatsoever. However, it is an express condition of this Agreement that the provisions of paragraph 6 shall survive the withdrawal, expiration or termination of this Agreement and shall remain binding.

     6. INADMISSIBILITY AND NO COLLATERAL ESTOPPEL EFFECT OF THIS SETTLEMENT AGREEMENT. Neither this Agreement, whether or not approved by the parties, nor any document referred to herein nor any action taken to carry out this
Agreement: (a) shall be construed as or deemed to be evidence of any presumption, inference, concession or admission by either party (or any past or present officer, director, employee or agent thereof) on any point of fact or law, or of any liability, fault, omission or other wrongful act whatsoever; (b) shall be offered or received as evidence in any litigation or proceeding whatsoever of any presumption, inference, concession or admission of any liability, fault, omission or wrongdoing by either party (or any past and present officer, director, employee or agent thereof); or (c) shall be offered or received as evidence in any action or proceeding whatsoever other than such proceedings by the parties hereto as may be necessary to enforce the provisions of this Agreement.

     7. ENTIRE AGREEMENT. This Agreement represents the entire understanding as of the date of execution hereof between the parties with respect to the subject matter hereof, and no rights, duties or obligations shall be implied except as provided herein. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by each of the parties hereto. The parties also acknowledge and stipulate that the compromise and settlement which forms the basis of this Agreement has been arrived at after thorough bargaining and negotiation, consultation with legal counsel of their own choice, and that this Agreement represents a fair, final and mutually agreeable compromise of the matters provided herein. Each party further acknowledges that if it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the matters encompassed by this Agreement, it is the intention of each party to, and each party does hereby, fully, finally and forever settle the matters provided by this Agreement, notwithstanding the discovery or existence of any such additional facts.

     8. FURTHER ASSURANCES. In the event other acts or documents are required to fully effectuate the terms, conditions and obligations described herein, then in that event, the parties shall perform any lawful additional acts and make, execute and deliver or cause to be made, executed and delivered (and, where appropriate, shall cause to be recorded or filed) any and all such further documents or instruments necessary or desirable to complete or perfect the terms,


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 conditions or obligations herein.

     9. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to conflicts of laws provisions.

     10. CONSTRUCTION. Any controversy regarding the construction of this Agreement shall be decided neutrally, in light of its conciliatory purpose, and without regard to the events of authorship or negotiation. The determination of the terms of, and the drafting of, this Agreement has been by mutual agreement after negotiation, with consideration by, and participation of all parties hereto and consultation with their counsel.

     11. AGREEMENT TO ARBITRATE. The parties hereby knowingly, voluntarily and intentionally waive any right which they may have to trial by jury in respect to any litigation based hereon (including, but not limited to, any claims, counterclaims, crossclaims and third-party claims), or arising out of, under, or in connection with this Agreement or the parties' performance hereunder (including, without limitation, any action to rescind or cancel this Agreement and any claims or defenses asserting that this Agreement was fraudulently induced or is otherwise void or voidable). In the event of any dispute relating to or arising out of, under or in connection with this Agreement, Coulter and IMI shall meet promptly to discuss the matter in good faith. Any dispute that cannot be resolved in the above fashion within thirty (30) days after the dispute was raised, shall be submitted to binding arbitration before a panel of three (3) arbitrators, one of whom shall be chosen by Coulter, another of whom shall be selected by IMI, and the third of whom shall be chosen by the two arbitrators already selected. The panel shall convene in Miami, Florida and shall otherwise observe the Commercial Arbitration Rules of the American Arbitration Association then in effect. The parties shall take all reasonable measures to expedite this arbitration process. The decision of the panel shall be binding and may be enforced by any court having competent jurisdiction thereof. The parties hereby agree that jurisdiction for enforcement of any decision of the arbitration panel shall lie in the Circuit Court for Dade County or in the U.S. District Court for the Southern District in the event the dispute qualifies for federal jurisdiction.

     12. ATTORNEY'S FEES. In the event that arbitration is commenced regarding this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs from the other party, including attorneys' fees and costs incurred in connection with the enforcement or challenge to any arbitral award.

     13. NO DURESS. The parties to this Agreement acknowledge, represent and warrant that they signed this Agreement only after due consideration and with the opportunity to consult with counsel of their own choice; that they were not fraudulently induced, coerced or intimidated to sign this Agreement; and that in signing this Agreement they have not relied upon any oral or


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written statement or acts made by any person other than those expressly set forth in this Agreement.

     14. SEVERABILITY. Should any part of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties.

     15. NOTICES. Any notices required or permitted by the Agreement or given in connection herewith, shall be in writing and shall be made by certified mail return receipt requested or by overnight carrier, addressed to the party to be notified, at the address listed below. Notices sent in such manner shall be deemed as received on the next business day after timely mailing (by overnight carrier) or five (5) business days after date of posting (by certified mail return receipt requested) to the following addresses:

        Coulter Corporation
        Attn:  Senior Vice President
        11800 S.W. 147th Avenue
        Miami, Florida  33196-2500

        cc:  Corporate Counsel (same address which shall not constitute notice)

        Intelligent Medical Imaging, Inc.
        Attn:  Tyce Fitzmorris
        4360 North Lake Boulevard, Suite 214
        Palm Beach Gardens, Florida 33410

        cc: Corporate Counsel (which shall not constitute notice)

        Attn:  John Igoe, Esq.             Peter  W. Homer, Esq.
        Edwards & Angel                    Homer &  Bonner, P.A.
        250 Royal Palm Way                 3400 International Place
        Palm Beach, Florida 33480-4309     100  S.E. 2nd Street
                                           Miami, Florida  33313

     16. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF this Agreement is made and entered into as of March 27, 1997.


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  Coulter Corporation

By: /s/Chris Horwood
    ----------------
       Chris Horwood
       Title:  Senior Vice President

Intelligent Medical Imaging, Inc.

By:   /s/Tyce Fitzmorris
     --------------------
         Tyce Fitzmorris
         Title: President



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                                   SCHEDULE I
                                       TO
                              SETTLEMENT AGREEMENT

                              INTELLECTUAL PROPERTY

     1.0 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. IMI represents and warrants to Coulter that IMI owns all rights relating to the Micro21 system, including, without limitation the hardware design, including electrical and mechanical, software, ideas, drawings, source code, data, patents pending, patentable rights or inventions. All modifications, enhancements, improvements, new applications or procedures, and ideas, techniques, concepts, or designs for the Micro21 system and such modifications, enhancements, improvements, new applications or procedures, including any new products and any new micro21 procedures, shall remain the property of IMI. Coulter will not acquire any rights to any of the foregoing, by evidence of development efforts or funding or otherwise, without the prior written agreement of IMI which shall not unreasonably withheld with respect to proposed development efforts.

     1.1 LICENSE OF SOFTWARE AND TECHNOLOGY. IMI will grant Coulter a limited license to use of the Micro21 system's software and technology and the right to sub-license such software and technology to end-user's for use with the Micro21 system . This license will be documented in a separate Software License Agreement acceptable to IMI and Coulter.

     1.2 PROTECTION OF INTELLECTUAL PROPERTY RIGHTS. If a third party violates IMI's intellectual property rights, IMI must resolve the problem at its own cos and expense.

     1.3 INFRINGEMENT CLAIM BY A THIRD PARTY. IMI shall protect, defend and indemnify Coulter from and against any claim, suit or other action by a third party alleging that IMI products sold to Coulter infringed such third party's intellectual property right(s) at IMI's sole cost and expense; except that Coulter shall bear proportionate responsibility for any infringement caused by actions or omissions of Coulter.

     If Coulter is prevented from selling the Micro21 system because of such alleged infringement, Coulter shall not have recourse against IMI for indemnificaton or reimbursement as a result of Coulter no longer selling the Micro21 system.

     1.4 TRADEMARK LICENSE. IMI hereby grants to Coulter the right to use IMI's


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trade name and trademark in connection with the sale of the Micro21 system.

     1.5 PROTECTION OF PROPRIETARY INFORMATION. Both Coulter and IMI will protect the confidentiality of product information, technical know-how and other information concerning corporate business management which was obtained through the Distribution Agreement or which is obtained through any continuation of the non-exclusive relationship between IMI and Coulter after the date of this Settlement Agreement. Neither party will share any such proprietary information with any third party.

                         WARRANTY; INDEMNITY; LIABILITY

     2.0 PRODUCT WARRANTY. IMI warrants that all Micro21 systems sold to Coulter will be free from defects in materials and workmanship at the time of the installation and for one (1) year thereafter, subject to normal installation and operation.

     2.1 WARRANTY ACTION. If a defect in material or workmanship is found and IMI receives prompt notice, IMI shall at its cost, settle the defect either by repairing the defective part at IMI's facility or, at its option, by sending a replacement part. To the extent permitted by law, IMI assigns any warrants and indemnities from IMI's component vendors to Coulter. Coulter may convey the foregoing IMI warranty to the Micro21 system end users. Coulter shall in any event convey the warranty disclaimers set forth in Section 2.2 and 2.3 to the Micro21 system end users and to any Coulter third party distributor or sub-dealer.

     2.2 NO OTHER WARRANTIES. The Warranty and the remedy provided for in section 2.1 above supersede and are in lieu of all other warranties or conditions, expressed or implied, and all other obligations or liabilities of IMI, including any warranty of merchantability and fitness for a particular purpose. Coulter is not authorized to make any warranties on behalf of or in the name of IMI or to assume for IMI any other liability in connection with the Micro21 system or procedures. IMI makes no representations or warranties as to performance of products or as to service to Coulter or to any other person, except as set forth above.

     2.3 LIMITATION ON LIABILITY. With regard to sale or use of the Micro21 system, in no event shall IMI be liable for any indirect, incidental, consequential, or special damages, including lost profits, sustained or incurred in connection with the Micro21 system, or caused by defects in the Micro21 system, regardless


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of the form of action, whether in contract, tort (including, without limitation, negligence and strict liability), or otherwise, and whether or not such damages were unforeseen.

     2.4 RECIPROCAL LIMITATION ON LIABILITY. Coulter and IMI may be liable to each other for damages resulting from a breach of the obligations of such party under Sections 2.0 and 2.1, including reasonable attorney fees and costs; provided that in no event will Coulter or IMI be liable to the other for any indirect, incidental, consequential or special damages, including lost profits, as a result of a breach of such obligations.

     2.5 LIABILITY TO THIRD PARTY. If a Micro21 system causes injury to person or property and such injury results from design or manufacture of the Micro21 system, IMI shall assume the responsibility for such injury. IMI will purchase and maintain product liability insurance sufficient to cover potential compensation for injuries to life, health or damage to the property of a third party in the minimum amount of $5,000,000. IMI will provide Coulter with a certificate of insurance evidencing such coverage and naming Coulter as additional insured party as its interest may appear. If injury to person or property results from the intentional or negligent acts or omissions of Coulter or its employees, contractors, agents or representatives, Coulter shall assume the responsibility for such injury. Coulter will purchase and maintain appropriate liability insurance relating to its activities in product support, servicing, training, installation, maintenance, sales and other services, sufficient to cover potential compensation for injuries for life, health or damage to the property of a third party. Coulter will provide IMI with a certificate of insurance evidencing such coverage and naming IMI as additional insured party as its interest may appear.

                            PRODUCT QUALITY ASSURANCE

     3.0 FDA COMPLIANCE REPRESENTATION. The Micro21 system and/or procedures is hereby guaranteed as of the date of shipment or delivery, to be, on such date, not adulterated or misbranded within the meaning of the Federal Food Drug and Cosmetic Act, and not an article which may not, under the provisions of Section 5.10(k) or 515 of the act be introduced into interstate commerce.

     3.1 PRODUCT QUALITY CONTROL AND MANAGEMENT. IMI will manufacture, manage quality, and ship Micro21 systems according to GMPs for medical devices in effect at the time the Micro21 system was manufactured. In addition, IMI's manufacturing facility shall be equipped with a quality assurance system, product


--------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

standard documentation, product quality standard documentation, documented work procedure instruction, work operations record file, and other procedures required under GMP and other applicable regulations. Responsibility for FDA compliance, if applicable, is with IMI.

     3.2 PRODUCT RECALL AND ITS COSTS. If there is a concern for possible loss or injury to the life, health, and property of a third party due to a cause attributable to the Micro21 system, users will be informed of the situation promptly and necessary action will be taken after consultation with IMI. Coulter shall effect any recall using the same procedures it employs for its own products. IMI will be responsible for the expense of such action unless the recall is necessary because of actions or omissions of Coulter, its sub-dealers, or third party distributors.


-------------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

                                   SCHEDULE II

                           COULTER LEASING CORPORATION
                       MICRO 21 ACTIVE CUSTOMER CONTRACTS
                                 March 27, 1997

Customer &                 Months &          Amount         Credit to
START DATE                 PAYMENTS          PAID/THRU      IMI (COULTER)
----------                ----------       ------------    --------------

Baystate                   [ * ]               [ * ]          [ * ]
July 1996                  [ * ]             Feb 1997
                           [ * ]
                           [ * ]

Emory                      [ * ]               [ * ]          [ * ]
Oct 1996                   [ * ]             Mar 1997
                           [ * ]
                           [ * ]

Tulane                     [ * ]               [ * ]          [ * ]
June 1996                  [ * ]             Mar 1997

UTMB                       [ * ]               [ * ]          [ * ]
June 1996                  [ * ]             Mar 1997
                                             --------        ------

                        TOTAL                  [ * ]          [ * ]

                     Net [ * ] (Amount Paid less Net Credit
                                to IMI of [ * ])


---------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

                                                                       Exhibit A

                  JOINT STIPULATION OF DISMISSAL WITH PREJUDICE

                        AMERICAN ARBITRATION ASSOCIATION
                        AAA CASE NO. 32 181 00400 96 KMG


IN RE:  THE MATTER OF:

Intelligent Medical
Imaging, Inc.,

     Claimant,

and

Coulter Corporation,

     Respondent.

--------------------------/


               STIPULATION FOR VOLUNTARY DISMISSAL WITH PREJUDICE

     Claimant Intelligent Medical Imaging, Inc. ("IMI") and respondent Coulter Corporation ("Coulter"), by and through their undersigned counsel, hereby stipulate to the dismissal with prejudice of all claims asserted, or that could be asserted, by claimant against respondent, and all claims asserted, or that could be asserted, by respondent against claimant in this proceeding, with claimant and respondent to pay their respective costs and attorneys fees incurred herein.

SO STIPULATED:

                     Attorneys for Claimant Intelligent Medical Imaging, Inc.


-----------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

                           HOMER & BONNER, P.A.

Dated:  March ____, 1997   By:
                              PETER W. HOMER
                              3400 International Place
                              100 S.E. Second Street
                              Miami, Florida 33131
                              (305)  350-5100

                           EDWARDS & ANGELL

                           By:
                              JOHN G. IGOE
                              GARY A. WOODFIELD
                              250 Royal Palm Way
                              Palm Beach, Florida  33480
                              (561) 833-7700

                           ATTORNEYS FOR RESPONDENT COULTER CORPORATION

                           RICHMAN GREER WEIL BRUMBAUGH MIRABITO
                                & CHRISTENSEN, P.A.

Dated:  March ____, 1997   By:
                              ALAN G. GREER
                              Miami Center - 10th Floor
                              201 South Biscayne Boulevard
                              Miami, Florida 33131
                              (305)373-4000



--------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

                                                                       Exhibit B

                         RELEASE BY COULTER CORPORATION

                                     RELEASE

                       KNOW ALL PERSONS BY THESE PRESENTS:

     That Coulter Corporation ("first party"), for and in consideration of the sum of TEN AND/NO DOLLARS ($10.00), or other valuable considerations, including but not limited to the execution of a general release of and from all liability, received from or on behalf of Intelligent Medical Imaging, Inc. ("second party"), the receipt whereof is hereby acknowledged, do

     HEREBY remise, release, acquit, satisfy, and forever discharge the said second party and its agents and attorneys, and past and present officers, directors and employees, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, whether known or unknown, liquidated or unliquidated, fixed or contingent, both in law or in equity, which said first party ever had, now have, or which any successor, assign, parent or subsidiary of said first party, hereafter can, shall or may have, against said second party or their agents or attorneys, and past and present officers, directors and employees for, upon or by reason of any matter, cause or thing whatsoever whether known or unknown, from the beginning of the world to the day of these presents; provided, however, that such release excludes any and all rights and obligations of the first party pursuant to that Settlement Agreement between Intelligent Medical Imaging, Inc. and Coulter Corporation dated as of March 27, 1997. (Wherever used above the terms "first party" and "second party" shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors, assigns, parents and subsidiaries of corporations, wherever the context so admits or requires.)

          Without limitation to the foregoing this Release specifically operates to release Intelligent Medical Imaging, Inc. of any and all claims which Coulter Corporation brought or could have brought in the action entitled Intelligent Medical Imaging, Inc. vs. Coulter Corporation before the American Arbitration Association, Case No.:
         32-181-00400 96 KMG.

The first party hereby expressly acknowledges, warrants and represents that (i) this Release was


---------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

signed only after due consideration and consultation with its attorney; (ii) said first party was not fraudulently induced, coerced or intimidated to sign this release: (iii) no promise, representation, inducement, agreement or warranty other than those specifically set forth in the contemporaneously executed Settlement Agreement has been made or relied upon by the parties in executing this release; and (iv) this Release is the result of a compromise of disputed claims and shall never at any time for any purpose be considered as an admission of liability or responsibility of the parties hereby released, who continue to deny such liability and to disclaim such responsibility. In signing this Release the first party has not relied upon any oral statements or acts made by the second party, or their attorneys or agents.



-------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ________ day of __________ , A.D., 1997.

Signed, sealed and delivered
in presence of:

                                    COULTER CORPORATION


 _________________                  BY:  Wayne Barlin

 _________________                  AS:  _________________

STATE OF FLORIDA)
COUNTY OF DADE)

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the County aforesaid and in the State aforesaid to take acknowledgments, personally appeared Wayne Barlin as ___________ of Coulter Corporation, to me known to be the person described in and who executed the foregoing instrument and he acknowledged before me that he executed the same.

     WITNESS my hand and official seal in the County and State last aforesaid this ___________ day of___________ , A.D., 1997.

                                NOTARY PUBLIC
                                State of Florida

My Commission Expires:



--------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

                                                                       Exhibit C

                  RELEASE BY INTELLIGENT MEDICAL IMAGING, INC.

                                     RELEASE

                       KNOW ALL PERSONS BY THESE PRESENTS:

     That Intelligent Medical Imaging, Inc. ("first party"), for and in consideration of the sum of TEN AND/NO DOLLARS ($10.00), or other valuable considerations, including but not limited to the execution of a general release of and from all liability, received from or on behalf of Coulter Corporation, ("second party"), the receipt whereof is hereby acknowledged, do

     HEREBY remise, release, acquit, satisfy, and forever discharge the said second party and its agents and attorneys, and past and present officers, directors and employees, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, whether known or unknown, liquidated or unliquidated, fixed or contingent, both in law or in equity, which said first party ever had, now have, or which any successor, assign, parent or subsidiary of said first party, hereafter can, shall or may have, against said second party or their agents or attorneys, and past and present officers, directors and employees for, upon or by reason of any matter, cause or thing whatsoever whether known or unknown, from the beginning of the world to the day of these presents; provided, however, that such release excludes any and all rights and obligations of the first party pursuant to that Settlement Agreement between Intelligent Medical Imaging, Inc. and Coulter Corporation dated as of March 27, 1997. (Wherever used above the terms "first party" and "second party" shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors, assigns, parents and subsidiaries of corporations, wherever the context so admits or requires.)

          Without limitation to the foregoing this Release specifically operates to release Coulter Corporation of any and all claims which Intelligent Medical Imaging, Inc. brought or could have brought in the action entitled Intelligent Medical Imaging, Inc. vs.
          Coulter Corporation before the American Arbitration Association,
          Case No.:  32-181-00400 96 KMG.

The first party hereby expressly acknowledges, warrants and represents that (i) this Release was


--------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

signed only after due consideration and consultation with its attorney; (ii) said first party was not fraudulently induced, coerced or intimidated to sign this release: (iii) no promise, representation, inducement, agreement or warranty other than those specifically set forth in the contemporaneously executed Settlement Agreement has been made or relied upon by the party in executing this release; and (iv) this Release is the result of a compromise of disputed claims and shall never at any time for any purpose be considered as an admission of liability or responsibility of the parties hereby released, who continue to deny such liability and to disclaim such responsibility. In signing this Release the first party have not relied upon any oral statements or acts made by the second party, or their attorneys or agents.


------------
* Denotes confidential material omitted and filed separately with Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ________ day of __________ , A.D., 1997.

Signed, sealed and delivered
in presence of:

                                INTELLIGENT MEDICAL IMAGING, INC.





____________________            BY:  Tyce Fitzmorris
____________________            AS:  President

STATE OF FLORIDA)
COUNTY OF DADE)

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the County aforesaid and in the State aforesaid to take acknowledgments, personally appeared Tyce Fitzmorris as President of Intelligent Medical Imaging, Inc. to me known to be the person described in and who executed the foregoing instrument and he acknowledged before me that he executed the same.

     WITNESS my hand and official seal in the County and State last aforesaid this__________ day of __________, A.D., 1997.


                                NOTARY PUBLIC
                                State of Florida

My Commission Expires: